EXHIBIT (a)(2)(4)(iii)







                          FRANKLIN CAPITAL CORPORATION




                      SERIES A CONVERTIBLE PREFERRED STOCK,
                                 $1.00 Par Value





                       PREFERRED STOCK PURCHASE AGREEMENT









February 22, 2000







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                                TABLE OF CONTENTS

                                                                            PAGE


1.   Authorization of Stock................................................... 1

2.   Sale and Purchase of Stock............................................... 1

3.   Closing Date; Payment of Purchase Price.................................. 2

4.   Closing Deliveries....................................................... 2

5.   Representations and Warranties........................................... 2

     5.1.  Organization, Standing, etc........................................ 2

     5.2.  Subsidiaries....................................................... 2

     5.3.  Qualification...................................................... 3

     5.4.  Business; Financial Statements..................................... 3

     5.5.  Changes, etc....................................................... 3

     5.6.  Capital Stock and Related Matters.................................. 4

     5.7.  Tax Returns and Payments........................................... 4

     5.8.  Compliance With Laws............................................... 4

     5.9.  Litigation, etc.................................................... 4

     5.10. Compliance with Other Instruments, etc............................. 5

     5.11. Governmental Consents, etc......................................... 5

     5.12. Offering of Securities............................................. 5

     5.13. Certain Fees....................................................... 6

     5.14. Disclosure......................................................... 6

     5.15. Enforceability..................................................... 6

6.   Investment Representations............................................... 6

     6.1.  Acquisition for Own Account........................................ 6

     6.2.  Ability to Protect Own Interests................................... 6

     6.3.  Accredited Investor................................................ 7

     6.4.  Access to Information.............................................. 7

     6.5.  No Brokers......................................................... 7

     6.6.  Compliance with Laws............................................... 7

     6.7.  Enforceability..................................................... 7

     6.8.  Litigation, etc.................................................... 7


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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE


     6.9.  No Violations; Consents............................................ 8

 7.  Affirmative Covenants.................................................... 8

     7.1.  Reservation of Common Stock........................................ 8

     7.2.  Availability of Information........................................ 8

 8.  Registration, Transfer and Substitution of Certificates for Stock........ 8

     8.1.  Stock Register; Ownership of Stock................................. 8

     8.2.  Replacement of Certificates........................................ 9

     8.3.  Restrictive Legends................................................ 9

     8.4.  Notice of Proposed Transfer; Opinions of Counsel...................10

     8.5.  Termination of Restrictions........................................10

 9.  Definitions..............................................................11

     9.1. Certain Defined Terms...............................................11

     9.2. Other Provisions Regarding Definitions..............................13

10.  Expenses, etc............................................................13

11.  Survival of Representations and Warranties and Indemnification; Certain
       Limitations............................................................13

12.  Amendments and Waivers...................................................14

13.  Notices, etc.............................................................14

14.  Indemnification..........................................................14

15.  Miscellaneous............................................................15



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                          Franklin Capital Corporation
                                 450 Park Avenue
                            New York, New York 10022



                                                              February 22, 2000



To the Purchasers listed on the signature page

Gentlemen:

      Franklin Capital Corporation, a Delaware corporation (the "Company"), agrees with the entities who are signing this Agreement as purchasers (together, the "Purchasers") as follows:

      1. AUTHORIZATION OF STOCK. The Company authorized 500,000 shares of its Series A Convertible Preferred Stock, $1.00 par value, designated as its "Series A Convertible Preferred Stock" (the "Stock"). The relative rights, preferences and limitations of the Stock, including, without limitation, the right to convert Stock into shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), are set forth in the form of the Certificate of Designation of the Stock of the Company attached as Exhibit A hereto (the "Certificate of Designation"). Certain capitalized terms used in this Agreement are defined in Section 9; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement and references to a "section" are, unless otherwise specified, to one of the sections of this Agreement.

2. SALE AND PURCHASE OF STOCK. Subject to the terms and conditions of this Agreement, the Company issued and sold to the Purchasers, and the Purchasers purchased from the Company, at the closing described in Section 3, 16,450 shares of the Stock (collectively, the "Shares") free and clear of any Lien at a purchase price of $100 per share (the "Purchase Price").

      3. CLOSING DATE; PAYMENT OF PURCHASE PRICE. The sale of the Shares to the Purchasers by the Company took place at the offices of Weil, Gotshal & Manges LLP at 9:00 a.m., New York City time, at a closing (the "Closing") on February 22, 2000 (the "Closing Date").

      The name or names in which the Company registered the Shares are as set forth on the signature page of this Agreement. At the Closing, the Company delivered the Shares to the Purchasers in the form of and in the number of certificates previously requested by Purchasers, and each Purchaser tendered to the Company, in immediately available funds, the Purchase Price for the amount of Shares purchased by such Purchaser.

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      4. CLOSING DELIVERIES. (a) All proceedings taken and all documents executed and delivered by the parties at the Closing were deemed taken and executed simultaneously, and no proceedings was deemed taken nor any document executed or delivered until all were taken, executed and delivered.

            (b) At the Closing, the Company delivered or caused to be delivered to the Purchasers the following:

            (i) the Certificate of Designation in the form attached hereto as Exhibit A, which Exhibit was filed contemporaneously with the Secretary of State of Delaware; and

            (ii) the Registration Rights Agreement in the form attached hereto as Exhibit B.

            (c) At the Closing, the Purchasers delivered or caused to be delivered to the Company via wire transfer, in immediately available funds, the aggregate Purchase Price for the Shares.

      5. REPRESENTATIONS AND WARRANTIES. Except as disclosed in Exhibit C, the Company represents and warrants that:

      5.1. ORGANIZATION, STANDING, ETC. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into and perform all of its obligations under this Agreement and each of the Collateral Agreements, to issue and sell the Shares and to carry out the transactions contemplated hereby and thereby.

      5.2. SUBSIDIARIES. Exhibit D correctly lists as to each Subsidiary of the Company on the date of this Agreement (a) its name, (b) the jurisdiction of its incorporation and (c) the percentage of its issued and outstanding shares owned by the Company. Each Subsidiary of the Company is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All the outstanding shares of capital stock of each Subsidiary of the Company are validly issued, fully paid and nonassessable, and all such shares indicated in Exhibit D as owned by the Company are so owned beneficially and of record by the Company, free and clear of any Lien.

      5.3. QUALIFICATION. Each of the Company and its Subsidiaries is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction (other than the jurisdiction of its incorporation) in which the nature of its activities or the character of the properties it owns or leases makes

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such qualification  necessary and in which the failure to so qualify would have a Material Adverse Effect.

      5.4. BUSINESS; FINANCIAL STATEMENTS. The audited balance sheet of the Company and the related statements of operations, cash flows and changes in net assets included in the Company's Annual Report on Form 10K for the year ended December 31, 1998 (collectively, the "Financial Statements") have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise specified therein) and present fairly the financial position of the Company as of the respective dates specified and the results of its operations and changes in financial position for the respective periods specified. The Company has also delivered to the Purchasers complete and correct copies of its balance sheet as of September 30, 1999, and the related statements of operations, cash flows and changes in net assets for the three month period ended on such date (the "Unaudited Statements"). The Unaudited Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise specified therein) and present fairly the financial position of the Company as of the respective dates specified, and the results of its operations and changes in cash flows for the respective periods specified.

      5.5. CHANGES, ETC. Since September 30, 1999, neither the Company nor any of the Subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which would be material to the Company and the Subsidiaries taken as a whole, otherwise than as reserved for as disclosed in the Company's financials statements; and there has not been any change in the capital stock of the Company or increase in the long-term debt (other than accretion or scheduled repayments thereof) of the Company and the Subsidiaries taken as a whole, or any material adverse change which has had a Material Adverse Effect.

      5.6. CAPITAL STOCK AND RELATED MATTERS. After giving effect to the transactions contemplated by this Agreement, the authorized capital stock of the Company on the date hereof will consist of (a) 10,000,000 shares of Common Stock, of which 730,588 shares will be outstanding and (b) 500,000 shares of Stock, of which 16,450 shares shall be outstanding. The Common Stock and the Stock are hereinafter collectively referred to as "Capital Stock". All of the outstanding shares of Capital Stock are, as of the date hereof, validly issued and outstanding, fully paid and non-assessable. Except as set forth above, the Company has no outstanding stock or securities convertible into or exchangeable for any shares of its Capital Stock, or any outstanding rights (either preemptive or other) to subscribe for or to purchase, or any outstanding options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any outstanding calls, commitments or claims of any character relating to, any Capital Stock or any stock or securities convertible into or exchangeable for any Capital Stock of the Company. Except as set forth above, the

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Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock or any convertible securities, rights or options of the type described in the preceding sentence. Neither the Company nor any of its Subsidiaries is a party to, or has knowledge of, any agreement restricting the transfer of any shares of the Capital Stock which would affect the transferability of the Common Stock issuable upon conversion of the Stock.

      5.7. TAX RETURNS AND PAYMENTS. The Company and each of the Subsidiaries have filed all necessary-material federal, state, local and foreign income, payroll, franchise and other tax returns (after giving effect to extensions) and have paid all taxes shown as due thereon (except where the failure to so file or pay would not, singly or in the aggregate, have a Material Adverse Effect), and there is no tax deficiency that has been, or to the knowledge of the Company is likely to be, asserted against the Company, any of the Subsidiaries or any of their properties or assets that would result in a Material Adverse Effect, except for taxes that are being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with United States GAAP.

      5.8. COMPLIANCE WITH LAWS. The Company and each of the Subsidiaries are in material compliance with all laws applicable to the Company and the Subsidiaries or to the conduct of the business or operations of the Company and the Subsidiaries, except for such non-compliances as would not have a Material Adverse Effect. The Company and each of the Subsidiaries have all permits from Governmental Authorities which are required for the Company and each of the Subsidiaries to operate its business, except for those the absence of which would not result in a Material Adverse Effect.

      5.9. LITIGATION, ETC. There is no action, proceeding or investigation pending or (to the knowledge of the Company) threatened which questions the validity of this Agreement, the Shares or any action taken or to be taken pursuant to this Agreement, the Shares or the Collateral Agreements. There are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or the Subsidiaries is the subject, which if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company's knowledge, no such proceedings which would in the aggregate have a Material Adverse Effect are threatened or contemplated by Governmental Authorities or threatened by others.

      5.10. COMPLIANCE WITH OTHER INSTRUMENTS, ETC. Neither the Company nor any of the Subsidiaries is in violation of any term of its certificate or articles of incorporation or by-laws. The compliance by the Company with all of the provisions of this Agreement and the Registration Rights Agreement, the execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement, the issuance by the Company of the Common Stock upon the conversion


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of the Shares, and the compliance with the terms of the Certificate of
Designation will not conflict with or result in a breach or violation of any of the material terms and provisions of, or constitute a material default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or any of the Subsidiaries or any statute or any order, rule or regulation of any court or Governmental Authority having jurisdiction over the Company or any of the Subsidiaries or any of their properties except in each case as would not, individually or in the aggregate have a Material Adverse Effect.

      5.11. GOVERNMENTAL CONSENTS, ETC. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority on the part of the Company is required for the valid execution and delivery of this Agreement, the valid offer, issue, sale and delivery of the Shares pursuant to this Agreement or the valid issue and delivery of shares of Common Stock issuable upon conversion of the Stock. Except for (a) applicable state securities or blue sky laws, and (b) any consents, approvals, filings or notices given on or prior to the date hereof, neither the Company nor any of its Subsidiaries is required to obtain any consent, approval or authorization of, or to make any declaration or filing with, any Governmental Authority as a condition to the valid execution, delivery or performance of any of the Collateral Agreements or the consummation of the transactions contemplated thereby.

      5.12. OFFERING OF SECURITIES. Neither the Company nor any Person acting on behalf of the Company has taken or will take any action which would subject the offering, issuance or sale of any of the Stock to the provisions of Section 5 of the Securities Act.

      5.13. CERTAIN FEES. No broker's or finder's fees or commissions will be payable by the Company with respect to the transactions contemplated by this Agreement and the Collateral Agreements.

      5.14. Disclosure. None of the Financial Statements, the Annual Report on Form 10K for the year ended December 31, 1998 or any document filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act since the Annual Report on Form 10K for the year ended December 31, 1998, contains (in each case, as of its date) any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading.

      5.15. ENFORCEABILITY. This Agreement and the Registration Rights Agreement have been duly authorized and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the other parties thereto) constitute the valid and binding obligations of the Company,


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enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

      6. INVESTMENT REPRESENTATIONS. Each Purchaser understands that neither the Shares nor any Common Stock issuable upon conversion, if any, of the Shares has been registered under the Securities Act and that the certificates for the Shares and such Common Stock will bear a legend to that effect. Each Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act, based in part upon their representations contained in this Agreement. Each Purchaser hereby severally represents and warrants to the Company as follows:

      6.1. ACQUISITION FOR OWN ACCOUNT. Such Purchaser is acquiring the Shares for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act.

      6.2. ABILITY TO PROTECT OWN INTERESTS. Such Purchaser represents that by reason of its business or financial experience, or the business and financial experience of its management, such Purchaser has the capacity to protect its own interests in connection with the transaction contemplated in this Agreement. Such Purchaser is not a corporation formed for the specific purpose of consummating this transaction.

      6.3. ACCREDITED INVESTOR. Such Purchaser represents that it is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

      6.4. ACCESS TO INFORMATION. Such Purchaser has been given access to all Company documents, records, and other information, has received physical delivery of all those which Purchaser has requested, and has had adequate opportunity to ask questions of, and receive answers from, the Company's officers, employees, agents, accountants and representatives concerning the Company's business, operations, financial condition, assets, liabilities, and all other matters relevant to its investment in the Shares.

      6.5. NO BROKERS. No broker's or finder's fees or commissions will be payable by such Purchaser with respect to the transactions contemplated by this Agreement and the Collateral Agreements, and such Purchaser hereby severally indemnifies and holds the Company harmless from any claim, demand or liability for broker's or finder's fees alleged to have been incurred by such Purchaser, its affiliates or agents or any Person acting on behalf of or at the request of such Purchaser, its affiliates or agents.

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      6.6. COMPLIANCE WITH LAWs. Such Purchaser and its transferees will comply with all filing and other reporting obligations under all Requirements of Law which shall be applicable to such Purchaser with respect to the Shares and to the Common Stock issuable or issued on conversion of the Shares.

      6.7. ENFORCEABILITY. This Agreement and the Registration Rights Agreement has been duly authorized and when validly executed and delivered by such Purchaser (assuming the due authorization, execution and delivery thereof by the other parties thereto) shall constitute the valid and binding obligations of such Purchaser, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

      6.8. LITIGATION, ETC. There is no action, proceeding or investigation pending or (to the knowledge of each Purchaser) threatened which questions the validity of this Agreement, the Shares or any action taken or to be taken pursuant to this Agreement, the Shares or the Collateral Agreements. There are no legal or governmental proceedings pending to which any Purchaser is a party or of which any property of a Purchaser is the subject, which if determined adversely to such Purchaser, would individually or in the aggregate have a material adverse effect on the consummation of the transactions contemplated hereby; and, to such Purchaser's knowledge, no such proceedings which would in the aggregate have such a material adverse effect are threatened or contemplated by Governmental Authorities or threatened by others.

      6.9. NO VIOLATIONS; CONSENTS. No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any Person, including, without limitation, any Governmental Authority, is required on the part of any Purchaser in connection with the execution and delivery of this Agreement or the Registration Rights Agreement, or the compliance by such Purchaser with any of the provisions hereof or thereof, except, in each case, for violations, conflicts, breaches or defaults which individually or in the aggregate would not have a material adverse effect on the transactions contemplated hereby.

      7. AFFIRMATIVE COVENANTS. The Company covenants that from and after the date of this Agreement:

      7.1. RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon conversion of the Stock, the number of shares of Common Stock from time to time issuable upon conversion of all shares of the Stock at the time outstanding. All shares of Common


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Stock issuable upon conversion of the Stock shall be duly authorized and, when issued upon such conversion, shall be validly issued, fully paid and non-assessable.

      7.2. AVAILABILITY OF INFORMATION. Insofar as required by law, the Company will comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and will comply with all other public information reporting requirements of the Securities and Exchange Commission (including Rule 144 under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. The Company will also reasonably cooperate with each holder of any Restricted Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Securities and Exchange Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Restricted Securities.

      8. REGISTRATION, TRANSFER AND SUBSTITUTION OF CERTIFICATES FOR STOCK.

      8.1. STOCK REGISTER; OWNERSHIP OF STOCK. (a) Each Purchaser agrees that it will not sell, assign, transfer or otherwise dispose of (collectively, a "Transfer") any Shares prior to the first anniversary of the Closing Date other than a Transfer to any Affiliate of such Purchaser. The Company will keep at its principal office a register in which the Company will provide for the registration of the Stock and the registration of transfers or conversion of the Stock. The Company may treat the Person in whose name any of the Shares or shares issued upon conversion of any of the Stock are registered on such register as the owner thereof and the Company shall not be affected by any notice to the contrary. All references in this Agreement to a "holder" of any Shares or shares issued upon conversion of any of the Stock shall mean the Person in whose name such Shares or shares issued upon conversion of any of the Stock are at the time registered on such register.

            (b) Upon the surrender of any certificate for Stock, properly endorsed, for registration of transfer or for conversion at the office of the Company maintained pursuant to subdivision (a) of this Section 8.1, the Company at its expense will (subject to compliance with Section 8.2 hereof, if applicable) execute and deliver to or upon the order of the holder thereof (i) a new certificate or certificates for the same aggregate number of shares of Stock less the number of shares of Stock being converted, if any, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, and (ii) a certificate or certificates for the number of shares of Common Stock to be issued upon conversion of the shares of Stock so surrendered.

      8.2. REPLACEMENT OF CERTIFICATES. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing shares of Stock or Common Stock issued upon the conversion of shares of Stock and, in the case of any such loss, theft or destruction of

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any certificate representing shares of Stock or Common Stock issued upon the conversion of shares of Stock held by a Person other than the Purchasers, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such certificate representing shares of Stock or Common Stock issued upon the conversion of shares of Stock for cancellation at the office of the Company maintained pursuant to subdivision (a) of Section 8.1 hereof, the Company at its expense will execute and deliver, in lieu thereof, a new certificate representing shares of Stock or Common Stock of like tenor.

      8.3. RESTRICTIVE LEGENDS. Except as otherwise permitted by this Section 8, each certificate for Stock (including each certificate for Stock issued upon the transfer of any certificate for Stock) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                        "The shares represented by this
                  Certificate and any shares of Common Stock issuable upon conversion of any such shares have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act. Such shares and any such shares of Common Stock may be transferred only in compliance with the conditions specified in the Preferred Stock Purchase Agreement dated February 22, 2000 between Franklin Capital Corporation (the "Company") and the purchasers identified therein. A complete and correct copy of such Agreement is available for inspection at the principal office of the Company and will be furnished without charge to the holder of such shares upon written request."

Except as otherwise permitted by this Section 8, each certificate for Common Stock issued upon the conversion of any of the Stock, and each certificate issued upon the transfer of any such Common Stock, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                        "The shares represented by this
                  certificate have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act. Such shares may be transferred only in compliance with the conditions specified in the Preferred Stock Purchase Agreement dated February 22, 2000 between Franklin Capital Corporation (the "Company") and the purchasers identified therein. A complete and correct copy of such Agreement is available for inspection at the principal


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                  office of the Company and will be
                  furnished without charge to the holder of such shares upon written request."

      8.4. NOTICE OF PROPOSED TRANSFER; OPINIONS OF COUNSEL. Prior to any transfer of any Restricted Securities which are not registered under an effective registration statement under the Securities Act, the holder thereof will give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with this Section 8.4. Each such notice shall describe the manner and circumstances of the proposed transfer and shall be accompanied by an opinion of counsel for such holder, which counsel and opinion shall each be reasonably satisfactory to the Company, that the proposed transfer may be effected without registration of such shares of Restricted Securities under the Securities Act. Such holder shall thereupon be entitled to transfer such shares in accordance with the terms of the notice delivered by such holder to the Company. Each certificate representing such shares issued upon or in connection with such transfer shall bear the restrictive legends required by Section 8.3, unless the related restrictions on transfer shall have ceased and terminated as to such shares pursuant to Section
8.5 hereof.

      8.5. TERMINATION OF RESTRICTIONS. The restrictions imposed by this Section 8 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities when such restrictions are no longer required in order to insure compliance with the Securities Act. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new certificates for such securities of like tenor not bearing the applicable legends required by Section
8.3 hereof.

      9. DEFINITIONS.

      9.1. CERTAIN DEFINED TERMS. As used in this Agreement the following terms have the following respective meanings:

      AFFILIATE: With respect to any entity, any other entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified entity. For purposes of this definition, the term "control" means (i) the power to direct the management and policies of an entity, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise or (ii) without limiting the foregoing, the beneficial ownership of 50% or more of the voting power of the voting common equity of such entity (on a fully diluted basis).

      CAPITAL STOCK: As defined in Section 5.6 of this Agreement.

      CERTIFICATE OF DESIGNATION: As defined in Section 1 of this Agreement.


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      CLOSING: As defined in Section 3 of this Agreement.

      CLOSING DATE: As defined in Section 3 of this Agreement.

      COLLATERAL AGREEMENTS: The Registration Rights Agreement and the Certificate of Designation.

      COMMON STOCK: As defined in Section 1 of this Agreement.

      COMPANY: As defined in the introduction to this Agreement.

      EXCHANGE ACT: At any time, the Securities Exchange Act of 1934 as then in effect or any similar federal statute then in effect, and any reference to a particular Section of such Act shall be deemed to include a reference to the comparable section, if any, in any such similar federal statute.

      FINANCIAL STATEMENTS: As defined in Section 5.4 of this Agreement.

      GAAP: Generally accepted accounting principles set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements by the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession; and the requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

      GOVERNMENTAL AUTHORITY: Any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      LIEN: Any mortgage, pledge, hypothecation, assignment, security interest, lien, charge or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effects as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

      MATERIAL ADVERSE EFFECT: Any effect that is materially adverse to the properties, business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole.

      MAJORITY IN INTEREST: At any time, the holders of a majority, by number of shares, of the outstanding Shares and the outstanding shares of Common Stock issued upon conversion of any Shares, such majority to be determined by reference to the number of shares of Common Stock into which all outstanding Shares are at the time convertible.

      PERSON: An individual, a partnership, a joint venture, a corporation, a limited thereof.

      REGISTRATION RIGHTS AGREEMENT: As defined in Section (b)(ii) of this Agreement.

      REQUIREMENT OF LAW: As to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      RESTRICTED SECURITIES: All of the following: (a) any certificates for Stock bearing the applicable legend or legends referred to in Section 8.3 hereof, (b) any shares of Common Stock which have been issued upon the conversion of any of the Stock and which are evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such Section and (c) unless the context otherwise requires, any shares of Common Stock which are at the time issuable upon the conversion of Stock and which, when so issued, will be evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such section.

      SECURITIES ACT: At any time, the Securities Act of 1933 as then in effect or any similar federal statute then in effect, and any reference to a particular Section of such Act shall be deemed to include a reference to the comparable section, if any, in any such similar federal statute.

      SHARES: As defined in Section 2 of this Agreement.

      STOCK: As defined in Section 1 of this Agreement.

      SUBSIDIARIES: With respect to any Person, any corporation with respect to which more than 50% of the outstanding shares of stock of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) is at the time owned by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

      Any of the above-defined terms may, unless the context otherwise requires, be used in the singular or plural depending on the reference.

      9.2. OTHER PROVISIONS REGARDING DEFINITIONS. (a) Unless otherwise defined therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate, report or other document made or delivered pursuant to this Agreement.

            (b) The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

      10. EXPENSES, ETC. Whether or not the transactions contemplated by this Agreement shall be consummated, each party will bear all of its own expenses in connection with such transactions and in connection with any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement or the Shares purchased by the Purchasers hereunder.

      11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION; CERTAIN LIMITATIONS. The Company's indemnification obligations and all representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by the Purchasers or on their behalf and the purchase of the Shares by the Purchasers under this Agreement and any conversion of any of the Stock or any disposition of any shares of Common Stock issued upon conversion of any of the Stock; provided that all representations and warranties (and the indemnities in respect thereof with respect to claims not made prior to such date) shall expire 60 days after the date hereof. No written or oral statements made by or on behalf of the Company, other than those express representations and warranties contained in this Agreement, shall constitute representations or warranties within the meaning of this Agreement. In no event shall Purchasers be entitled to the remedy of rescission.

      12. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or modified and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and a Majority in Interest.

      13. NOTICES, ETC. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered, or mailed by first-class mail, postage pre-paid, addressed, (a) if to the Purchasers, at the address set forth on the signature pages hereto, or at such other address as the Purchasers shall have furnished to the Company in writing, or (b) if to any other holder of any Shares or shares of Common Stock into which any of the Shares have been converted, at such address as such other holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Shares or shares of Common Stock into which such Shares have been converted who has furnished an address to the Company, or (c) if to the Company at the address of the Company set forth at the beginning of this Agreement, to the attention of its President, or at such other address, or to the attention of such other officer, as the Company shall have furnished to the Purchasers and each such other holder in writing.

      14. INDEMNIFICATION. (a) The Company shall indemnify, defend and hold harmless the Purchasers, their affiliates, partners, officers, employees and agents (each, an "Indemnified Person") from and against any and all losses, liabilities, damages, judgments, settlements and expenses (including reasonable attorneys' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of rights hereunder), that arise out of any breach by the Company of any of its representations and warranties or covenants contained in this Agreement.

            (b) The Purchasers shall give the Company prompt notice of any third-party claim that may give rise to any indemnification obligation under this Section 14 and the Company shall (except as set forth below) have the right to assume and control the defense (at its expense) and settlement of any such claim through the Company's own counsel or through other counsel reasonably acceptable to the Purchasers. The Purchasers, together with any other purchaser who may have asserted a similar claim under any other preferred stock purchase agreement relating to the Preferred Stock, may retain one additional counsel to represent the interests of all of such purchasers at their own expense if, under applicable standards of professional conduct, a conflict with respect to any significant issue between such purchasers and the Company exists in respect of such third-party claim. In such event, the Company shall not assume the defense of such claim and shall also pay the reasonable fees and expenses of one counsel selected by such purchasers in respect of such claim. Notwithstanding the foregoing, without such purchasers' consent, the Company will not settle any action or proceeding which does not provide such purchasers a full, unconditional release from all liability with respect to such claim by each claimant or plaintiff in a form reasonably acceptable to such purchasers' counsel, nor will the Company consent to any injunctive or other non-monetary relief affecting any Indemnified Person.

      15. MISCELLANEOUS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any holder or holders at the time of the Shares or shares of Common Stock into which any of the Shares have been converted. Except as aforesaid, this Agreement shall not inure to the benefit of any third party. This Agreement embodies the entire agreement and understanding between the Purchasers and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof (including all term sheets relating thereto). This Agreement shall be construed and enforced in accordance with and governed by the law of the State of New York without regard to the principles regarding conflicts of laws. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      If the Purchasers are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter and return one of the same to the Company, whereupon this letter shall become a binding agreement between the Purchasers and the Company.

                                               Very truly yours,

                                               FRANKLIN CAPITAL CORPORATION


                                               By: /s/
                                                   -----------------------------
                                                   Spencer L. Brown
                                                   Secretary


The foregoing Agreement is hereby
agreed to as of the date hereof.


COPLEY FUND, INC.

By: /s/
    -------------------------------------
   Name: Irving Levine
   Title:   Chairman

   Address and Telecopy Number
   for Notices

   Copley Fund, Inc.
   Att: Irving Levine
   315 Pleasant Street, 5th Floor
   Fall River, MA  02722
   (___)
        -------------------------------

   Number of Shares Purchased:  4750

   Conversion Rate:  $20

[SIGNATURE PAGE TO PREFERRED STOCK PURCHASE AGREEMENT]

KUBY GOTTLIEB SPECIAL VALUE FUND

By: /s/
    -------------------------------------------
    Name:  Peter Gottlieb
    Title: Portfolio Manager

    Address and Telecopy Number
    for Notices

    c/o First Albany Asset Mgmt
    500 W. Madison #2740
    Chicago, IL  60661
    (___)
         --------------------------------------

    Number of Shares Purchased:  4000

    Conversion Rate:  $20




MARSHALL RATTNER INC.

By: /s/
    -------------------------------------------
    Name:  Mark Rattner
    Title: Chief Executive Officer

    Address and Telecopy Number
    for Notices

    c/o Professional Indemnity Agency, Inc. of N.Y.
    37 Radio Circle Drive
    Mount Kisco, NY  10549-5000
    (___)
         --------------------------------------

    Number of Shares Purchased:  1000

    Conversion Rate:  $20

   [SIGNATURE PAGE TO PREFERRED STOCK PURCHASE AGREEMENT]



By: /s/
    -------------------------------------------
    Wendy S. Brown

    Address and Telecopy Number
    for Notices

    220 East 72nd Street
    Apartment 15C
    New York, NY  10021
    (___)
         --------------------------------------

    Number of Shares Purchased:  250

    Conversion Rate:  $20





By: /s/
    -------------------------------------------
    Peter Gottlieb

    Address and Telecopy Number
    for Notices

    c/o PrivateBank & Trust
    Attn:  Lauren Hunzel
    10 N. Dearborn
    Chicago, IL  60202
    (___)
         --------------------------------------

    Number of Shares Purchased:  500

    Conversion Rate:  $20

   [SIGNATURE PAGE TO PREFERRED STOCK PURCHASE AGREEMENT]



By: /s/
    --------------------------------------------
    Susan Gottlieb

    Address and Telecopy Number
    for Notices

    c/o LaSalle National Trust
    Attn:  Gail Levine
    135 S. LaSalle
    Chicago, IL  60603
    (___)
         --------------------------------------

    Number of Shares Purchased:  500

    Conversion Rate:  $20





By: /s/
    --------------------------------------------
    Daniel S. Kampel

    Address and Telecopy Number
    for Notices

    c/o Daniel S. Kampel Associates, Inc.
    600 Third Avenue
    New York, NY  10016
    (___)
         --------------------------------------

    Number of Shares Purchased:  500

    Conversion Rate:  $20

     [SIGNATURE PAGE TO PREFERRED STOCK PURCHASE AGREEMENT]



By: /s/
    ------------------------------------
    Patricia Karpas

    Address and Telecopy Number
    For Notices

    124 West 60th Street
    New York, NY 10023
    (___)-------------------------------


    Number of Shares Purchased:   200

    Conversion Rate:   $20



By: /s/
    ------------------------------------
    Hiram Lazar

    Address and Telecopy Number
    for Notices

    2145 Wantagh Park Drive
    Wantagh, NY  11793
    (___)
         -------------------------------

    Number of Shares Purchased:  100

    Conversion Rate:  $20

     [SIGNATURE PAGE TO PREFERRED STOCK PURCHASE AGREEMENT]



By: /s/
    ------------------------------------
    Jonathan A. Marshall

    Address and Telecopy Number
    for Notices

    c/o Pennie & Edmonds
    1155 6th Avenue, 22nd Fl.
    New York, NY  10036
    (___)
         -------------------------------

    Number of Shares Purchased:  500

    Conversion Rate:  $20





By: /s/
    ------------------------------------
    David Meitus

    Address and Telecopy Number
    for Notices

    c/o LaSalle National Trust
    Attn:  Gail Levine
    135 S. LaSalle
    Chicago, IL  60603
    (___)
         -------------------------------

    Number of Shares Purchased:  500

    Conversion Rate:  $20

    [SIGNATURE PAGE TO PREFERRED STOCK PURCHASE AGREEMENT]



By: /s/
    ------------------------------------
    Leslie Murdock

    Address and Telecopy Number
    for Notices

    120 East 87th Street
    Apartment R28A
    New York, NY  10128
    (___)
         -------------------------------

    Number of Shares Purchased:  250

    Conversion Rate:  $20



By: /s/
    ------------------------------------
    John Nebens

    Address and Telecopy Number
    for Notices

    2 Osborn Hill
    San Antonio, TX  78209
   (___)
        --------------------------------

    Number of Shares Purchased Jointly with Meg Nebens:  500

    Conversion Rate:  $20

                          [SIGNATURE PAGE TO PREFERRED STOCK PURCHASE AGREEMENT]



By: /s/
    ------------------------------------
    Meg Nebens

    Address and Telecopy Number
    For Notices

    2 Osborn Hill
    San Antonio, TX 78209
    (___)--------------------------

    Number of Shares Purchased Jointly with John Nebens:   500

    Conversion Rate:   $20




By: /s/
    ------------------------------------
    Mark Rattner

    Address and Telecopy Number
    for Notices

    c/o Professional Indemnity Agency, Inc. of N.Y.
    37 Radio Circle Drive
    Mount Kisco, NY  10549-5000
    (___)
         -------------------------------

    Number of Shares Purchased:  1000

    Conversion Rate:  $20

    [SIGNATURE PAGE TO PREFERRED STOCK PURCHASE AGREEMENT]



By: /s/
    ------------------------------------
    Gerry M. Ritterman

    Address and Telecopy Number
    for Notices

    47 Lawrence Farms Crossway
    Chappaqua, NY  10514
    (___)
         -------------------------------

    Number of Shares Purchased:  1500

    Conversion Rate:  $20




By: /s/
    ------------------------------------
    Edward Sheldon

    Address and Telecopy Number
    for Notices

    20 Punchbowl Drive
    Westport, CT  06880
    (___)
         -------------------------------



    Number of Shares Purchased:  400

    Conversion Rate:  $20

                               EXHIBITS

Exhibit A     Certificate of Designation

Exhibit B     Form of Registration Rights Agreement

Exhibit C     Exceptions to Representations and Warranties

Exhibit D     Subsidiaries of the Company

                                    EXHIBIT A

                           Certificate of Designation




                           See Exhibit 14(a)(2)(4)(i)

                                    EXHIBIT B

                          Registration Rights Agreement




                           See Exhibit 14(a)(2)(4)(ii)

                                   EXHIBIT C

                  Exceptions to Representations and Warranties

                  NONE

                                    EXHIBIT D


--------------------------------------------------------------------------------
                                                     STATE OF         EQUITY
                          NAME OF SUBSIDIARY       INCORPORATION     OWNERSHIP
--------------------------------------------------------------------------------
eCom Capital Corporation                             Delaware          100%
--------------------------------------------------------------------------------
eMattress.com                                        Delaware         87.19%
--------------------------------------------------------------------------------